UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

October 20, 2010

C&D Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9389	13-3314599
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Union Meeting Road, Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 619-2700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	OTHER EVENTS

On October 20, 2010, C&D Technologies, Inc. (the “Company”) issued a press release announcing the commencement of its offer to exchange (the “Exchange Offer”) its outstanding 5.50% Convertible Senior Notes due 2026 and 5.25% Convertible Senior Notes due 2025 (collectively, the “Notes”) for consideration consisting of up to 95% shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company on the terms and subject to the conditions described in a registration statement on Form S-4, File No. 333-170056 (as amended, the “Registration Statement”). The Company is simultaneously soliciting holders of the Notes and the existing holders of Common Stock to approve a prepackaged plan of reorganization as an alternative to the Exchange Offer. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The press release is also being filed herewith in accordance with Rule 425 under the Securities Act of 1933.

In connection with the Exchange Offer, on October 20, 2010, the Company entered into a Dealer-Manager Agreement with Macquarie Capital (USA) Inc. as dealer manager. A copy of the Dealer-Manager Agreement is attached to this Form 8-K as Exhibit 1.1 and is hereby incorporated by reference in the Registration Statement.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

1.1	Dealer-Manager Agreement, dated October 20, 2010, by and between C&D Technologies, Inc. and Macquarie Capital (USA) Inc.

99.1	Press Release dated October 20, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&D TECHNOLOGIES, INC.

By:	/S/ IAN J. HARVIE Ian J. Harvie, Vice President and Chief Financial Officer

Date: October 21, 2010

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